EXHIBIT 9


                   OPINION & CONSENT OF RICHARD J. WIRTH, ESQ.





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To Whom It May Concern:


I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Pre-Effective amendment No. 1 to the Registration Statement on Form N-4 (File No. 333-68164) filed by PHL Variable Accumulation Account with the Securities and Exchange Commission under the Securities Act of 1933.

As Counsel to the depositor, I am familiar with the variable annuity, Phoenix Investors Edge, which is the subject of this Form N-4 registration statement.

In connection with his opinion, I have reviewed the contracts, the registration statement, the charter and by-laws of the company, relevant proceedings of the Board of Directors, and the provisions of Connecticut insurance law relevant to the issuance of the Contracts.

Based upon this review, I am of the opinion that the contracts, when issued, will be validly issued, and will constitute a legal and binding obligation of PHL Variable Insurance company.



Very truly yours,



/s/ Richard J. Wirth
--------------------
Richard J. Wirth, Counsel
PHL Variable Insurance Company





Dated: November 15, 2001